Exhibit 10(i)(i)

EXERCISE OF OPTION TO EXTEND AND

AMENDMENT NO. 1

TO

CHARTER PARTY

(THE “CHARTERPARTY”)

DATED OCTOBER 6, 2005

BETWEEN

ANIA AFRAMAX CORPORATION (THE “OWNERS”)

AND

DHT ANIA AFRAMAX CORP. (THE “CHARTERERS”)

FOR THE VESSEL

OVERSEAS ANIA

Pursuant to clause 99 of the Charterparty, the Charterers hereby declare, as of November 26, 2008, the exercise of the first 18 months of the option period which shall commence on October 17, 2010 at 0001 hours GMT and end on April 16, 2012 at 2400 hours GMT (the “Option Period”).

For that portion of the Option Period commencing on October 17, 2010 at 0001 hours GMT and ending on October 16, 2011 at 2400 hours GMT, the rate shall be usd 19,400 per day.

For that portion of the Option Period commencing on October 17, 2011 at 0001 hours GMT and ending on April 16, 2012 at 2400 hours GMT, the rate shall be usd 19,700 per day.

As of the date of this agreement, the Owners and the Charterers hereby amend the terms of the Charterparty as follows:

(1) Notwithstanding clause 99, for the balance of the period subject to options,  the Charterers are hereby granted the option to select periods equal to: (a)  12 months, 24 months or 36 months; or (b) on one occasion only,  a single period equal to 6 months, 18 months, 30 months or 42 months.

(2) Except as expressly  amended by this agreement, including the declaration of the Option Period by the Charterers and its acceptance by the Owners, the terms and conditions of the Charterparty remain unchanged and in full force and effect including, without limitation,  the profit sharing arrangement between the Owners and the Charterers.

January 15, 2009

For Ania Aframax Corporation		For DHT Ania Aframax Corp.
By:	/s/Ole Jacob Diesen	By:	/s/Mats Berglund
Name:	Ole Jacob Diesen	Name:	Mats Berglund
Title:	Vice President	Title:	President